Reg No SC95000

ARTICLES OF ASSOCIATION

(Adopted by special resolution passed on and with effect from 12 May 2016)

of

LLOYDS BANKING GROUP plc

The Companies Act 2006

Public company limited by shares

Articles of Association

of

Lloyds Banking Group plc1

as adopted by a special resolution passed on and with effect from 12 May 2016

Preliminary

1	Table A not to apply

Neither the regulations in Table A in The Companies (Tables A to F) Regulations 1985 nor any other articles or regulations which may apply to companies under the statutes shall apply to the company.

2	Interpretation

2.1	In these articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:

“Companies Acts”	shall have the meaning given thereto by section 2 of the Companies Act 2006 but shall only extend to provisions which are in force at the relevant date;

“company communications provisions”	shall have the same meaning as in the Companies Act 2006;

“CREST regulations”	the Uncertificated Securities Regulations 2001;

“deed of covenant”	a deed of covenant entered into by the company on 4 January 1997 under which the company is obliged, inter alia, to make certain payments to the holder of limited voting shares named therein and any reference to any such deed shall include any instrument executed in substitution therefor in favour of such holder or any transferee of all or any of the limited voting shares formerly held by such holder in terms (taking such instruments together if more than one) which the directors consider to be no less favourable to the payee or payees thereunder;

“incapacity”	in relation to a member, includes death, bankruptcy, insanity, incapacity of any kind, dissolution, liquidation or other event where, by operation of law, the rights and obligations of a member are transferred to or vested in another person;

[1]	The name of the company was changed on 16 January 2009 from Lloyds TSB Group plc pursuant to a resolution passed on 19 November 2008.

“in writing”	written or produced by any substitute for writing (including anything in electronic form) or partly one and partly another;

“limited voting shares”	limited voting shares of 10p each of the company;

“London stock exchange”	London Stock Exchange plc;

“month”	calendar month;

“office”	the registered office of the company for the time being;

“operator”	Euroclear UK & Ireland Limited or such other person as may for the time being be approved by H.M. Treasury as operator under the CREST regulations;

“operator instruction”	a properly authenticated dematerialised instruction attributable to the operator;

“ordinary shares”	ordinary shares of 10p each of the company;

“paid”	paid or credited as paid;

“participating security”	a security title to units which is permitted by the operator to be transferred by means of a relevant system;

“preference shares”	preference shares of the company described in article 3.1;

“register”	the register of members of the company;

“relevant system”	a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the CREST regulations;

“seal”	the common seal of the company;

“securities seal”	an official seal kept by the company for sealing documents issued by the company, or for sealing documents creating or evidencing securities so issued, as permitted by the Companies Act 2006;

“statutes”	the Companies Acts, the CREST regulations and every other enactment (to the extent the same is in force) or any judgment or order of any court of competent jurisdiction (where applicable), concerning companies and affecting the company;

“these articles”	these articles of association as from time to time altered;

“transfer office”	the place where the register is situate for the time being;

“treasury shares”	shares of the company which are acquired and are being held by the company;

“UK Listing Authority”	the Financial Conduct Authority in its capacity as competent authority for official listing under Part VI of the Financial Services and Markets Act 2000 and any successor thereto;

“United Kingdom”	the United Kingdom of Great Britain and Northern Ireland; and

“year”	calendar year.

2.2	Expressions and references:

2.2.1	The expression “address” includes any number or address (including, in the case of any uncertificated proxy instruction permitted under article 65, an identification number of a participant in the relevant system) used for the purposes of sending or receiving documents or information by electronic means and/or by means of a website.

2.2.2	The expressions “debenture” and “debenture holder” shall respectively include “debenture stock” and “debenture stockholder”.

2.2.3	The expression “documents” shall include notices, information, certificates, reports and accounts, financial statements, forms, offer documents, documents needed for the public quotation of securities, deeds, agreements, records, circulars and cheques, warrants or orders in respect of dividends, distributions or interest, summonses, orders or other legal processes and registers.

2.2.4	The expressions “hard copy form”, “electronic form” and “electronic means” shall have the same respective meanings as in the company communications provisions.

2.2.5	The expression “mail” shall include any document sent by prepaid envelope or, where the context allows, sent by fax or other electronic means to the extent allowed by law.

2.2.6	The expressions “member”, “holder” and “shareholder” shall include references, where the context so requires, to a person entitled by transmission or operation of law (including, without limitation, a person so entitled following incapacity of a member) to that member’s interest in the company.

2.2.7	The expression “officer” shall include a director, manager and the secretary, but shall not include an auditor.

2.2.8	The expressions “recognised clearing house” and “recognised investment exchange” shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services and Markets Act 2000.

2.2.9	The expression “record date” means any date specified by the directors by resolution (notwithstanding any other provision of these articles but subject to the statutes) as the date at the close of business (or such other time as the directors may determine) of which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular.

2.2.10	The expression “secretary” shall include any person appointed to perform any of the duties of the secretary including, but not limited to, a joint, assistant or deputy secretary.

2.2.11	The expression “shareholders’ meeting” shall include both a general meeting and a meeting of the holders of any class of shares of the company. The expression “general meeting” shall include any general meeting of the company, including any general meeting held as the company’s annual general meeting in accordance with section 360 of the Companies Act 2006 (”annual general meeting”).

2.2.12	All those provisions of these articles as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” shall be construed accordingly.

2.2.13	References to an amount or sum payable on or in respect of a share, or an amount to be paid or calculated on or in respect of a share, means an amount, or payment, in the currency in which the share is denominated.

2.2.14	Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.

2.2.15	References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these articles).

2.2.16	Any words or expressions defined in the Companies Acts or the CREST regulations shall (if not inconsistent with the subject or context and if not defined in this article 2) bear the same meanings in these articles.

2.2.17	References to a share (or to a holding of shares) being in certificated or uncertificated form are references, respectively, to that share being a certificated or an uncertificated unit of a security for the purposes of the CREST regulations.

2.2.18	A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these articles or the statutes.

2.3	Wherever in these articles provision is included for the company to make payment, withhold, retain or not be obliged to make any payment in respect of any money which may be owing to any person, the following shall apply unless otherwise expressly provided:

2.3.1	no interest shall be payable thereon, but any moneys earned in respect of such money shall accrue to and be for the benefit of the company;

2.3.2	the company shall not be a trustee or hold such money in any fiduciary capacity, but shall be deemed to be the debtor of such person;

2.3.3	the company may pay such money in whole or in part into a separate bank account in the name of the person entitled, which shall be a good discharge to the company; and

2.3.4	the company may employ any such money in the business of the company or invest it as the directors may from time to time think fit.

Share capital

3	Limited voting shares and preference shares

3.1	The limited voting shares shall rank equally in all respects with the ordinary shares, save as otherwise provided in these articles or in the terms of issue of the limited voting shares.

3.1.1	Each limited voting share shall be converted into an ordinary share:

(i)	on the day following the last date on which an amount could become due and payable to a holder of limited voting shares under a deed of covenant; or

(ii)	if an offer is made to ordinary shareholders of the company (or to all such shareholders other than the offeror and/or any body corporate controlled by the offeror and/or any persons acting in concert with the offeror) to acquire the whole or any part of the issued ordinary share capital of the company and the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the company becomes or is certain to become vested in the offeror and/or such bodies corporate and/or persons aforesaid; in such event the directors shall as soon as reasonably practicable after they become aware that such right has or will become so vested serve a written notice on all holders of limited voting shares stating that such event has occurred. The publication of a scheme of arrangement under the statutes providing for the acquisition by any person of the whole or any part of the ordinary share capital of the company shall be deemed to be the making of an offer for the purposes of this article 3.1.1.

3.1.2	The ordinary shares resulting from conversion shall carry the right to receive all dividends and other distributions declared, made or paid on the ordinary share capital of the company by reference to a record date on or after the date of conversion and shall rank equally in all other respects and form one class with the ordinary share capital of the company then in issue and fully paid.

3.1.3	If, while the limited voting shares remain unconverted, any offer or invitation (not being an offer or invitation to which the provisions of article 3.1.1 apply) is made or extended to the holders of the ordinary shares to subscribe for or purchase any securities of the company or any other company, the company shall make or extend or, so far as it is able, procure that there is made or extended a like offer or invitation at the same time to each holder of limited voting shares as if such shares had been converted hereunder on the record date for such offer or invitation.

3.1.4	So long as the limited voting shares remain unconverted, the following provisions shall apply:

(i)	The company shall not consolidate or subdivide any of the ordinary shares without consolidating or subdividing the limited voting shares in like manner and to a like extent.

(ii)	The company will not create any new class of equity share capital, other than in connection with or pursuant to an employees’ share scheme approved by the company in general meeting, provided that the creation of equity share capital which carries as compared with the existing ordinary share capital only restricted voting or no voting rights and no greater rights as regards dividends or capital shall not be deemed to be the creation of a new class of equity share capital. Without prejudice to the right of the company to consolidate or subdivide shares or convert shares into stock or to issue ordinary shares by way of capitalisation of profits or reserves, it will not alter the rights attached to all or any part of its equity share capital or attach any special rights or privileges or restrictions thereto.

(iii)	The limited voting shares shall confer upon the holders thereof the right to have sent to them (at the same time as the same are sent to the holders of ordinary shares) a copy of every circular or other document sent out by the company to the holders of ordinary shares.

3.1.5	The directors shall forthwith upon such conversion direct that appropriate entries be made in the register and that written notice of such conversion be sent within 14 days after the date of such conversion to the holders of the limited voting shares.

3.1.6	Forthwith upon receipt by the company from a holder of limited voting shares of a certificate or certificates for such shares held by him on the date of conversion, the company shall deliver to such holder free of charge a new certificate for the ordinary shares to which such holder shall then have become entitled.

3.1.7	If the ordinary shares in issue on the date of conversion are listed on a recognised investment exchange, the company shall forthwith on conversion make application and take such other action as may be required to list the shares so converted on such exchange.

3.2	The preference shares shall confer upon the holders thereof such rights (including rights of redemption in whole or in part) as may be determined by the directors on allotment, but unless the directors shall otherwise determine, fully paid preference shares shall confer identical rights in respect of capital, dividends (save as to the currency of payment thereof and save where and to the extent that any such share is issued on terms providing that it shall rank for dividend as from a particular date), voting and otherwise, notwithstanding that they are denominated in different currencies, and shall be treated as if they are one single class of shares.

4	Fractions arising on consolidation or subdivision

4.1	Whenever as a result of a consolidation or subdivision of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the act, the company) and distribute the net proceeds of sale in due proportion among those members in the same currency in which the shares were denominated. The directors may authorise some person to transfer the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

4.2	So far as the statutes allow, the directors may treat shares of a member in certificated form and in uncertificated form as separate holdings in giving effect to subdivisions and/or consolidations and may cause any shares arising on consolidation or subdivision and representing fractional entitlements to be entered in the register as shares in certificated form where this is desirable to facilitate the sale thereof.

4.3	Where any member’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure determined by the directors, that member’s portion may at the directors’ discretion be distributed to an organisation which is a charity for the purposes of the law of England and Wales or Scotland.

5	Reduction of capital

Subject to the provisions of the statutes, the company may by special resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any way.

Shares

6	Shares and special rights

Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the company may be issued with such preferred, deferred or other special rights (including their being denominated in any currency), or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the directors may determine) or as otherwise provided in these articles and, subject to the provisions of the statutes, the company may issue any shares which are, or at the option of the company or the holder are, liable to be redeemed and the directors may determine the terms, conditions and manner of redemption of any such shares.

7	Commissions on issue of shares

The company may exercise the powers of paying commissions conferred by the statutes to the full extent thereby permitted. The company may also on any issue of shares pay such brokerage as may be lawful.

8	Renunciation of allotment

The directors may at any time after the allotment of any share but before any person has been entered in the register as the holder:

8.1	recognise a renunciation thereof by the allottee in favour of some other person and accord to any allottee of a share a right to effect such renunciation; and/or

8.2	allow the rights represented thereby to be one or more participating securities, in each case upon and subject to such terms and conditions as the directors may think fit to impose.

9	Trust etc. interests not recognised

Except as required by these articles, the statutes or under the order of a court, no person shall be recognised by the company as holding any share upon any trust, and the company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the holder.

Share certificates

10	Issue of share certificates

10.1	Every person (except a person to whom the company is not required by law to issue a certificate) whose name is entered in the register in respect of shares in certificated form shall upon the issue or transfer to him of such shares be entitled without payment to a certificate therefor:

10.1.1	(in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment; or

10.1.2	(in the case of a transfer of fully-paid shares) within five business days after lodgement of the transfer; or

10.1.3	(in the case of a transfer of partly-paid shares) within two months after lodgement of the transfer; or

10.1.4	(in the case of the surrender of a share warrant for cancellation) within two months of the surrender of the warrant.

10.2	A certificate sent to a member under this article 10 or under article 124, is sent at the risk of the member and not the company.

11	Form of share certificate

Every share certificate shall be executed by the company in such manner as the directors may decide (which may include use of the seal or the securities seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) and/or manual or facsimile signatures by one or more directors) and shall specify the number, denomination and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class.

12	Joint holders

In the case of a share held jointly by several persons in certificated form, the company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint holders shall be sufficient delivery to all.

13	Replacement of share certificates

13.1	Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued instead with such charge as the directors may reasonably determine.

13.2	If any member shall surrender for cancellation a share certificate representing shares held by him and request the company to issue instead two or more share certificates representing such shares in such proportions as he may specify, the directors may, if they think fit, comply with such request for such charge as the directors may reasonably determine.

13.3	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the company in connection with the request as the directors may think fit.

13.4	In the case of shares held jointly by several persons, any such request may be made by any one of the joint holders.

Calls on shares

14	Power to make calls

The directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) but subject to the terms of allotment of such shares. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed and may be made payable by instalments.

15	Liability for calls

Each member shall (subject to being given at least 14 days’ notice specifying the time or times and place of payment) pay to the company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be wholly or partly revoked or postponed as the directors may determine.

16	Interest on overdue amounts

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the directors determine, but the directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

17	Other sums due on shares

Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of these articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

18	Power to differentiate between holders

The directors may on the allotment of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

19	Payment of calls in advance

The directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made. The company may pay interest upon the money so received (until and to the extent that the same would but for such advance become payable) at such rate as the member paying such sum and the directors may agree. No sum so paid up in advance shall entitle the member in respect of such share to participate in any dividend on such amount (until and to the extent that such sum would but for such advance become payable).

Forfeiture and lien

20	Notice on failure to pay a call

20.1	If a member fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the company by reason of such non-payment.

20.2	The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

21	Forfeiture for non-compliance

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The directors may accept a surrender of any share liable to be forfeited hereunder.

22	Disposal of forfeited shares

A share so forfeited or surrendered shall become the property of the company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the directors shall think fit, and at any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the directors think fit. The directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

23	Holder to remain liable despite forfeiture

A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares (and shall, in the case of shares held in certificated form, surrender to the company for cancellation the certificate for such shares) but shall notwithstanding the forfeiture or surrender remain liable to pay to the company all moneys which at the date of forfeiture or surrender were presently payable by him to the company in respect of the shares with interest thereon at such rate as the directors may determine from the date of forfeiture or surrender until payment. The directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal or waive payment in whole or in part.

24	Lien on partly-paid shares

The company shall have a first and paramount lien on every share (not being a fully-paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share, and the directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this article.

25	Sale of shares subject to lien

The company may sell in such manner as the directors think fit any share on which the company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice demanding payment of the sum presently payable and giving notice of intention to sell the share in default of payment shall have been given to the relevant member.

26	Proceeds of sale of shares subject to lien

The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender (in the case of shares held in certificated form) to the company for cancellation of the certificate for the shares sold and subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale, the directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

27	Evidence of forfeiture

A statutory declaration in writing that the declarant is a director or the secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration shall (subject to the relevant share transfer being made, if the same be required) constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

Variation of rights

28	Manner of variation of rights

28.1	Whenever the share capital of the company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the statutes, be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the company is a going concern or during or in contemplation of a winding-up.

28.2	The provisions of article 28.1 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

28.3	To every such separate meeting all the provisions of these articles relating to general meetings and to the proceedings thereat shall apply with such changes as are appropriate, except that the necessary quorum shall be two persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class (but so that at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him.

29	Matters not constituting variation of rights

The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by:

29.1	the creation or issue of further shares ranking as regards participation in the profits or assets of the company in some or all respects equally therewith or subsequent thereto but in no respect in priority thereto; or

29.2	the purchase or redemption by the company of any of its own shares.

Transfer of shares

30	Form of transfer

30.1	All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the directors and may be under hand only or in the case of a corporation executed in accordance with the statutes or, as the case may be, the laws of its place of incorporation and its by-laws. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the register in respect thereof. All instruments of transfer which are registered may be retained by the company.

30.2	All transfers of shares which are in uncertificated form shall, unless the CREST regulations otherwise provide, be effected by means of a relevant system.

31	Balance certificate

Where some only of the shares comprised in a share certificate are transferred, the old certificate shall be cancelled and, to the extent that the balance is to be held in certificated form, a new certificate for the balance of such shares issued instead without charge.

32	Right to refuse registration

32.1	The directors may decline to recognise any instrument of transfer relating to shares in certificated form unless:

32.1.1	it is in respect of only one class of share;

32.1.2	it is lodged (duly stamped if required) at the transfer office accompanied by the relevant share certificate(s); and

32.1.3	when lodged it is accompanied by such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so).

In the case of a transfer of shares in certificated form by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

32.2	The directors may in their absolute discretion refuse to register any transfer of shares (not being fully-paid shares) provided that, where any such shares are admitted to the official list maintained by the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

32.3	The directors shall refuse to register the transfer of any share on which the company has a lien. The directors shall also refuse to register the transfer of any limited voting share unless the same:

32.3.1	is transferred under a scheme established or order made by the Charity Commissioners or by the court in the exercise of jurisdiction in relation to charities provided that the transferee shall have charitable objects;

32.3.2	is transferred by a company in the course of winding-up to some other institution or institutions having charitable objects and which shall prohibit the distribution of its or their income and property among its or their members to an extent at least as great as is imposed on the transferor by its memorandum of association;

32.3.3	is transferred by a member of the company to another holder of limited voting shares; or

32.3.4	devolves upon the crown and the doctrine of cy-près is applied at the direction of the crown in respect thereof.

32.4	The directors may also refuse to register an allotment or transfer of shares (whether fully-paid or not) in favour of more than four persons jointly.

32.5	If the directors refuse to register an allotment or transfer of shares, they shall as soon as practicable and in any event within two months after the date on which:

32.5.1	the letter of allotment or instrument of transfer was lodged with the company (in the case of shares held in certificated form); or

32.5.2	the operator-instruction was received by the company (in the case of shares held in uncertificated form),

send to the allottee or transferee notice of the refusal giving reasons for the refusal.

33	No fee on registration

No fee will be charged by the company in respect of the registration of any transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the register affecting the title to any shares.

34	Branch register

Subject to and to the extent permitted by the statutes, the company, or the directors on behalf of the company, may cause to be kept in any territory a branch register of members resident in such territory, and the directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

35	Further provisions on shares in uncertificated form

35.1	Subject to the statutes and the rules (as defined in the CREST regulations), and apart from any class of wholly dematerialised security, the directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a relevant system or that shares of any class should cease to be held and transferred as aforesaid.

35.2	The provisions of these articles shall not apply to shares of any class which are in uncertificated form to the extent that such articles are inconsistent with:

35.2.1	the holding of shares of that class in uncertificated form;

35.2.2	the transfer of title to shares of that class by means of a relevant system; or

35.2.3	any provision of the CREST regulations.

Transmission of shares

36	Persons entitled on death

In case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the company as having any title to his interest in the shares, but nothing in this article shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by him.

37	Election by persons entitled by transmission

A person becoming entitled to a share in consequence of incapacity of a member may (subject as hereinafter provided), upon supplying to the company such evidence as the directors may reasonably require to show his title to the share, either be registered himself as holder of the share upon giving to the company notice to that effect or transfer such share to some other person. All the limitations, restrictions and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the notice or transfer were a transfer made by the member registered as the holder of any such share.

38	Refusal of registration on transmission

The directors may at any time give notice requiring any person becoming entitled by transmission to a share to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, and the shares are fully paid up, such person shall be deemed to have elected to be registered himself, whereupon he shall be entered in the register accordingly.

39	Rights of persons entitled by transmission

Save as otherwise provided by or in accordance with these articles, a person becoming entitled to a share in consequence of the incapacity of a member (upon supplying to the company such evidence as the directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share, except that he shall not be entitled in respect thereof (except with the authority of the directors) to exercise any right conferred by membership in relation to shareholders’ meetings until he shall have been registered as a member in respect of the share.

Untraced shareholders

40	Untraced shareholders

40.1	The company shall be entitled to sell, at the best price reasonably obtainable at the time of the sale, the shares of a member or any person entitled to such shares by law, provided that:

40.1.1	during the period 12 years prior to the sending of the notice referred to in article 40.1.2, at least three dividends in respect of such shares have become payable and no dividend in respect of those shares has been cashed or claimed during that period by the relevant member or person entitled to such shares by law;

40.1.2	following the expiry of the 12 year period referred to in article 40.1.1, the company has sent a notice:

(i)	in hard copy form to the last known physical address that the company has for the relevant member or person entitled to the relevant shares by law; or

(ii)	in electronic form to the last known email address that the company has for the relevant member or person entitled to the relevant shares by law,

stating the company’s intention to sell the relevant shares. Before sending such notice, the company must have used reasonable efforts to trace the relevant member or person entitled to the relevant shares by law, engaging if the company considers appropriate (in its sole discretion) a professional asset reunification company; and

40.1.3	during the three months following the company sending the notice referred to in article 40.1.2, the company has not received any communication from such member or person entitled to the relevant shares by law.

40.2	The company can also sell, at the best price reasonably obtainable at the time of the sale under article 40.1, any additional shares in the company held by the same member or person entitled to the relevant shares by law that were issued by the company during the

12 year period referred to in article 40.1.1, in respect of any share to which article 40.1 applies (or in respect of any share so issued), if the criteria in articles 40.1.2 and 40.1.3 are satisfied in relation to the additional shares (but as if the words “following the expiry of the 12 year period” were omitted from article 40.1.2), provided that no dividend on such additional shares has been cashed or claimed by the member or person entitled to the relevant shares by law.

40.3	To give effect to any sale of shares under this article 40, the company may appoint any person to transfer those shares, and such transfer shall be as effective as if it had been carried out by the member or person entitled to the relevant shares by law, and the title of the transferee shall not be affected by any irregularity or invalidity in connection with the transfer relating thereto.

40.4	The net proceeds from the sale of shares under this article 40 shall be forfeited by the relevant member or person entitled to the shares by law and shall belong to the company. The company shall not be liable in any respect, nor be required to account, to such member or person entitled to the relevant shares by law for the net proceeds of such sale. The company shall be entitled to use or invest the net proceeds of such sale for the company’s benefit in any manner that the directors may from time to time think fit.

40.5	The company may cease to send any cheque, warrant, order or similar financial instrument by post or to employ any other means of payment (including using the facilities of a relevant system) for any dividend, instalment of interest or other amount owing to a member which is normally paid in that manner and also may cease to send or deliver any other documents to such member if:

40.5.1	on two consecutive occasions cheques, warrants, orders or similar financial instruments shall have been returned undelivered during, or shall have remained uncashed or unclaimed at the end of, the period for which the same are valid, or any other means of payment shall have failed or other documents shall have been returned undelivered within three months of their being sent; or

40.5.2	on any occasion a cheque, warrant, order or similar financial instrument shall have been returned undelivered during, or shall have remained uncashed or unclaimed at the end of, the period for which the same is valid or any other means of payment shall have failed or other documents shall have been returned undelivered within three months of their being sent, and reasonable enquiries shall have failed to establish any new address or account of the member.

The company shall recommence sending cheques, warrants, orders or similar financial instruments or employing such other means in respect of dividends, instalments of interest and other amounts which become due and shall also recommence sending or delivering other documents after the member requests such recommencement in writing.

General meetings

41	Annual general meetings

An annual general meeting shall be held in each period of six months beginning with the day following the company’s accounting reference date, at such place (being in Edinburgh or at such other place in Scotland as the directors shall appoint), date and time as may be determined by the directors.

42	Convening of general meetings

The directors may whenever they think fit, and shall on requisition in accordance with the statutes, proceed to convene a general meeting.

Notice of general meetings

43	Notice of general meetings

43.1	An annual general meeting shall be called by notice of at least 21 days.

43.2	Any other general meeting shall be called by notice of at least 14 days.

43.3	The period of notice shall in either case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held, and shall be given to all members other than such as are not under the provisions of these articles entitled to receive such notices from the company.

43.4	For the purposes of article 43.3 the company may determine that only those persons entered on the register at the close of business on a day determined by the company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice.

44	Contents of notice of general meetings

44.1	Every notice calling a general meeting shall specify the place, date and time of the meeting.

44.2	There shall appear with reasonable prominence in every such notice a statement that:

44.2.1	a member is entitled to appoint a proxy or proxies to exercise all or any of his rights to attend and to speak and vote; and

44.2.2	a proxy need not be a member of the company.

44.3	The notice shall specify the general nature of the business to be transacted at the meeting; and if any resolution is to be proposed as a special resolution, the notice shall contain a statement to that effect.

44.4	In the case of an annual general meeting, the notice shall also specify the meeting as such.

44.5	For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes such persons may cast, the company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting.

44.6	If the directors consider that it is impractical, or undesirable, to hold a general meeting on the date or at the time or place stated in the notice of meeting, they may change the place of or postpone the meeting or do both. In such circumstances and if it is practical, the company shall announce the date, time and place of the adjourned meeting by advertisement in at least two United Kingdom national newspapers. It shall not be necessary to give notice of the adjourned meeting. The directors shall take all reasonable steps to ensure that a member trying to attend the meeting at the original date, time and place is informed of the new arrangements. If a meeting is adjourned in this way, proxies may be lodged in accordance with the provisions of articles 64 and 65 until 48 hours before the adjourned meeting. The directors may also change the place of or postpone the adjourned meeting, or do both, under this article.

Proceedings at general meetings

45	Chairman

The chairman of the directors, failing whom a deputy chairman, failing whom any director present and willing to act and, if more than one, chosen by the directors present at the meeting, shall preside as chairman at a general meeting. If no director is present within five minutes after the time appointed for holding the meeting and willing to act as chairman, a member may be elected to be the chairman by a resolution of the company passed at the meeting.

46	Security and other arrangements at meetings

46.1	The chairman of a meeting shall be entitled to take any action he considers appropriate for proper and orderly conduct before and during a general meeting.

46.2	The directors shall be entitled to ask persons wanting to attend a general meeting to submit to searches or other security arrangements which the directors think are appropriate. Without limitation, the security arrangements may include the prohibition of any article or item (as determined by the directors) being permitted to be taken into the meeting. The directors may, in their discretion, refuse entry to, or remove from, a general meeting any person who does not submit to those searches or comply with those security arrangements. The directors’ powers and discretions under this article are delegated to the chairman of the board, but, if he is not present, to the proposed chairman of the meeting.

47	Meeting in different places

47.1	Subject to the statutes and these articles, every member may attend a general meeting in person or by proxy.

47.2	The directors may make arrangements that they, in their discretion, think appropriate to:

47.2.1	enable attendance at a place where a general meeting (or adjournment) is to be held; or

47.2.2	regulate the number of people attending that meeting (or adjournment); and

47.2.3	ensure the safety of people attending at that place,

and may change those arrangements at any time. The arrangements may include (without limitation) the issue of tickets or the use of a random method of selection.

47.3	In the case of a general meeting to which these arrangements apply, the directors may, when specifying the place of the meeting, direct that the meeting shall be held at a place identified in the notice at which the chairman of the meeting will attend (the “principal meeting place”); and make arrangements for simultaneous attendance and participation (including by way of video link) at other places by members and proxies entitled to attend the meeting but excluded from it under this article or who want to attend at one of the other places. A member or proxy prevented from attending (or not wishing to attend) at the principal meeting place may attend and participate at another place. In the case of an annual general meeting, the principal meeting place shall be in Edinburgh or at such other place in Scotland as the directors shall appoint.

47.4	The notice of meeting need not give details of any arrangements under this article.

47.5	In these articles (unless the context requires otherwise), the members shall be treated as meeting in the principal meeting place.

47.6	The directors’ powers and discretions under this article are delegated to the chairman at a general meeting.

47.7	The directors shall be entitled to permit such legal and other advisers of the company as they shall think fit to attend and speak at any meeting of the company or any separate meeting of any class of shares in the capital of the company.

48	Quorum

No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Three members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

49	Lack of quorum

If within 15 minutes from the time appointed for a general meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such day, time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine.

50	Adjournment

50.1	The chairman of a general meeting may adjourn the meeting, before or after it has started, if the chairman considers that:

50.1.1	there is not enough room for the number of members and proxies who want to attend the meeting;

50.1.2	the behaviour of anyone present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way; or

50.1.3	an adjournment is necessary for any other reason, so that the business of the meeting may be properly carried out.

The chairman may adjourn the meeting for any of these reasons to a date, time and place which the chairman may decide, or indefinitely, without the consent of the meeting to do this.

50.2	Subject to the preceding article, the chairman of any general meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the directors.

51	Notice of adjourned meeting

When a meeting is adjourned for 30 days or more or sine die, not less than seven days’ notice of the adjourned meeting shall be given by advertisement in two United Kingdom national newspapers.

Save as provided in these articles, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

52	Amendments to resolutions

52.1	The chairman may propose amendments to a special resolution if they are amendments to correct an obvious error in the resolution.

52.2	No other amendments may be proposed to a special resolution.

52.3	Amendments to an ordinary resolution which are within the scope of the resolution may be proposed at any time by the chairman but in the case of a member only if written notice of the proposed amendment is delivered to the office at least three clear business days (or such lesser period as the chairman in his absolute discretion may determine) before the day fixed for the meeting or adjourned meeting.

52.4	If an amendment shall be proposed to any resolution under consideration, but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

Polls

53	Demand for poll

53.1	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before a resolution is put to the vote on a show of hands, or on the declaration of the result of the show of hands) demanded by:

53.1.1	the chairman of the meeting; or

53.1.2	not less than five members present in person or by proxy and entitled to vote; or

53.1.3	a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

53.1.4	a member or members present in person or by proxy and holding shares in the company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

53.2	A demand for a poll may be withdrawn, and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is so withdrawn, the meeting shall continue as if the demand had not been made. If a demand for a poll is withdrawn, the chairman of the meeting or other persons entitled to do so may demand a poll.

53.3	Only the chairman of the meeting may demand a poll on a question of adjournment.

53.4	No poll shall be demanded on the election of a chairman of a meeting.

54	Procedure on a poll

A poll shall be taken in such manner (including the use of ballot, electronic voting, voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place, date and time fixed by him for the purpose of declaring the result of the poll.

55	Voting on a poll

On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

56	Timing of poll

56.1	A poll demanded by the chairman on a question of adjournment under article 53.3 shall be taken forthwith.

56.2	A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately.

56.3	The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

Votes of members

57	Votes attaching to shares

Subject to article 44.5 and to any special rights or restrictions as to voting attached by or in accordance with these articles to or the terms of issue of any class of shares, on a show of hands every member who is present in person and every proxy present who has been duly appointed by a member entitled to vote on the resolution shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder provided that the limited voting shares shall entitle the holders thereof to receive notice of and to attend and speak at all general meetings of the company, but shall not entitle the holders to vote, either in person or by proxy, at any general meeting of the company, unless the business of the meeting includes the consideration of a resolution for:

57.1	the winding-up of the company; or

57.2	any resolution varying, modifying or abrogating any of the rights or privileges attached to the limited voting shares,

provided that the holders of limited voting shares shall only be entitled to vote in respect thereof on such of the resolutions included in the business of the meeting as are referred to above.

58	Votes of joint holders

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the share.

59	Restriction on voting in particular circumstances

59.1	No member shall, unless the directors otherwise determine, be entitled in respect of any share held by him to vote either personally or by proxy at a general meeting or to exercise any other right conferred by membership in relation to general meetings if any call or other sum presently payable by him to the company in respect of that share remains unpaid.

59.2	If any member, or any other person appearing to be interested in shares (within the meaning of Part 22 of the Companies Act 2006) held by such member, has been duly served with a notice under section 793 of the Companies Act 2006 and is in default for a period of 14 days in supplying to the company the information thereby required, then (unless the directors otherwise determine) in respect of:

59.2.1	the shares comprising the shareholding account in the register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares”, which expression shall include any further shares which are issued in respect of such shares); and

59.2.2	any other shares held by the member,

the member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred (other than pursuant to an approved transfer or pursuant to article 59.3) be entitled to attend or vote either personally or by proxy at a general meeting or to exercise any other right conferred by membership in relation to general meetings.

59.3	Where the default shares represent 0.25 per cent or more of the issued shares of the class in question (excluding any shares in the company held as treasury shares), the directors may in their absolute discretion by notice (a “direction notice”) to such member direct that:

59.3.1	any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the company and the member shall not be entitled to elect to receive shares instead of dividend; and/or

59.3.2	no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:

(i)	the member is not himself in default as regards supplying the information required; and

(ii)	the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares,

provided that, in the case of shares in uncertificated form, the directors may only exercise their discretion not to register a transfer if permitted to do so by the CREST regulations.

Any direction notice may treat shares of a member in certificated and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former and the latter.

Upon the giving of a direction notice, its terms shall apply accordingly.

59.4	The company shall send to each other person appearing to it to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the company to do so shall not invalidate such notice.

59.5	Save as herein provided, any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the directors so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the member).

59.6	Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with article 59.3.2.

59.7	For the purposes of this article:

59.7.1	a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under section 793 and either:

(i)	the member has named such person as being so interested; or

(ii)	(after taking into account the response of the member to the notice and any other relevant information) the company knows or believes in good faith that the person in question is or may be so interested; and

59.7.2	a transfer of shares is an “approved transfer” if:

(i)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer (as defined in section 974 of the Companies Act 2006); or

(ii)	the directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares including any such sale made through a recognised investment exchange or through a stock exchange outside the United Kingdom on which the company’s shares are normally traded. For the purposes of this article 59.7.2 any associate (as that term is defined in section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

59.8	The provisions of this article are in addition and without prejudice to the provisions of the Companies Acts.

60	Voting by guardian

Where a guardian, receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the directors may require, permit such guardian, receiver or other person on behalf of such member to vote in person or by proxy at any general meeting or to exercise any other right conferred by membership in relation to general meetings.

61	Validity and result of vote

61.1	No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

61.2	Unless a poll is taken, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

Proxies and corporate representatives

62	Appointment of proxies

62.1	A member is entitled to appoint a proxy or (subject to article 67A) proxies to exercise all or any of his rights to attend and to speak and vote at a meeting of the company.

62.2	A proxy need not be a member of the company.

63	Multiple proxies

A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such member.

64	Form of proxy

64.1	An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the directors may approve and:

64.1.1	in the case of an individual, shall be signed or otherwise executed in accordance with the provisions of article 64.3 by the appointor or his attorney or authenticated in accordance with article 130; and

64.1.2	in the case of a corporation, shall be executed:

(i)	in accordance with the statutes and, as appropriate, its by-laws; or

(ii)	in the case of a corporation which is not incorporated in the United Kingdom, in accordance with the laws of the place of its incorporation and its by-laws; or

(iii)	on its behalf by an attorney or an officer of the corporation or authenticated in accordance with article 130.

64.2	Any signature on, authentication of or other execution on such instrument need not be witnessed. Where an instrument appointing a proxy is executed or authenticated in accordance with article 130 on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the company) be lodged with the instrument of proxy pursuant to article 65, failing which the instrument may be treated as invalid.

64.3	In addition, the directors may determine that a proxy may be appointed by telephone, fax, electronic means or by means of a website, subject to such terms and conditions relating thereto as they may impose and to the statutes.

65	Deposit of form of proxy

65.1	The appointment of a proxy (together with any supporting documentation required under article 64) must be received at the address or one of the addresses (if any) specified for that purpose in, or by way of note to, or in any document accompanying, the notice convening the meeting (or if no address is so specified, at the transfer office):

65.1.1	in the case of a meeting or adjourned meeting, not less than 48 hours before the commencement of the meeting or adjourned meeting to which it relates;

65.1.2	in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than 48 hours after the poll was demanded, not less than 48 hours before the commencement of the meeting or adjourned meeting at which the poll was demanded; and

65.1.3	in the case of a poll taken more than 48 hours after it was demanded, not less than 24 hours before the time appointed for the taking of the poll,

and in default shall not be treated as valid.

65.2	The directors may at their discretion determine that, in calculating the periods mentioned in article 65.1, no account shall be taken of the whole of or any part of any day that is not a working day (within the meaning of section 1173 of the Companies Act 2006).

65.3	The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates, but shall not be valid for any other meeting. An appointment relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

65.4	Up to, but no more than, two separate instruments appointing a proxy may be effective in respect of the same holding of shares entered on the register for the purposes of any one meeting of the company or of any class of members thereof, provided that:

65.4.1	each instrument shall state the number of shares comprised in such holding to which the instrument relates; and

65.4.2	the aggregate number of shares comprised in such holding represented by both instruments shall not be greater than the total number of shares comprised in such holding.

65.5	When two or more instruments of proxy are delivered in respect of the same share for use at the same meeting, such matters shall be taken into account for the purposes of determining the intention of the appointor as the chairman of the meeting shall consider to be appropriate, and his decision as to the validity of any such instrument of proxy shall be final and conclusive.

65.6	Without limiting the foregoing, in relation to any shares in uncertificated form the directors may permit a proxy to be appointed by electronic means and/or by means of a website in the form of an uncertificated proxy instruction (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, sent by means of a relevant system to such participant in that system acting on behalf of the company as the directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the directors (subject always to the facilities and requirements of the relevant system)); and may permit any supplement to, or amendment or revocation of, any such uncertificated proxy instruction to be made by a further uncertificated proxy instruction. The directors may in addition prescribe the method of determining the time at which any such instruction or notification is to be treated as received by the company. The directors may treat any such instruction or notification purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder.

66	Rights of proxy

66.1	An instrument appointing a proxy shall be deemed to include the right to exercise all or any of the rights of his appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he is appointed the proxy to attend, and to speak and vote, at a meeting of the company.

66.2	Unless his appointment provides otherwise, a proxy may vote or abstain at his discretion on any resolution put to the vote at a shareholders’ meeting.

66.3	Delivery of an instrument of proxy shall not preclude a member from attending and voting at the meeting or poll concerned.

67	Termination of proxy’s authority

67.1	Neither the death or insanity of a member who has appointed a proxy, nor the revocation or termination by a member of the appointment of a proxy (or of the authority under which the appointment was made), shall invalidate the proxy or the exercise of any of the rights of the proxy thereunder, unless notice of such death, insanity, revocation or termination shall have been received by the company in accordance with article 67.2.

67.2	Any such notice of death, insanity, revocation or termination must be received at the address or one of the addresses (if any) specified for receipt of proxies in, or by way of note to, or in any document accompanying, the notice convening the meeting to which the appointment of the proxy relates (or if no address is so specified, at the transfer office):

67.2.1	in the case of a meeting or adjourned meeting, not less than one hour before the commencement of the meeting or adjourned meeting to which the proxy appointment relates;

67.2.2	in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than 48 hours after it was demanded, not less than one hour before the commencement of the meeting or adjourned meeting at which the poll was demanded; or

67.2.3	in the case of a poll taken more than 48 hours after it was demanded, not less than one hour before the time appointed for the taking of the poll.

68	Corporations acting by representatives

Subject to the statutes, any corporation which is a member of the company may by resolution of its directors or other governing body authorise a person or persons to act as its representative or representatives at any general meeting.

Directors

69	Number of directors

Subject as hereinafter provided, the directors shall not be less than seven. The company may by ordinary resolution from time to time vary the minimum number and/or maximum number of directors.

70	Share qualification

A director shall not be required to hold any shares of the company by way of qualification. A director who is not a member of the company shall nevertheless be entitled to attend and speak at general meetings.

71	Directors’ fees

71.1	The ordinary remuneration of the directors (which shall be deemed to accrue from day to day) shall be determined by the directors except that such remuneration shall not exceed £1,000,000 per annum in aggregate or such higher amount as may from time to time be determined by ordinary resolution.

71.2	Such ordinary remuneration shall (unless otherwise provided by ordinary resolution) be divisible among the directors as they may agree, or, failing agreement, equally, except that any director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which such director has held office.

72	Additional remuneration of directors

Any director who holds any executive office (including for this purpose the office of chairman or deputy chairman whether or not such office is held in an executive capacity), or who serves on any committee of the directors, or who otherwise performs services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the directors may determine in their discretion. Such extra remuneration or other benefits shall be in addition to, or in substitution for, any or all of a director’s entitlement to ordinary remuneration under article 71.

73	Directors’ expenses, pension and other benefits

73.1	The directors may repay to any director all such reasonable expenses as he may incur in attending and returning from meetings of the directors or of any committee of the directors or general meetings or otherwise in connection with the business of the company.

73.2	The directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any director or ex-director, and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.

74	Appointment and retirement of directors

74.1	The directors may from time to time appoint any other person to be a director, either to fill a casual vacancy or as an additional director.

74.2	Any director appointed under this article shall hold office only until the annual general meeting following next after his appointment, when he shall retire but shall be eligible for election as a director at that meeting, and shall act as a director throughout the meeting.

75	Appointment of executive directors

The directors may from time to time appoint one or more of their body to be the holder of any executive office on such terms and for such period as they may (subject to the provisions of the statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

76	Powers of executive directors

The directors may entrust to and confer upon any director holding any executive office any of the powers exercisable by them upon such terms and conditions (including the power to sub-delegate) and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

Appointment and retirement of directors generally

77	Retirement at annual general meetings

Each director shall retire at the annual general meeting held in the third calendar year following the year in which he was elected or last re-elected.

78	Re-election of retiring director

78.1	The company at the meeting at which a director retires under any provision of these articles may by ordinary resolution fill the office being vacated by electing thereto the retiring director or some other person eligible for election.

78.2	The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring director or a resolution for his re-election is put to the meeting and lost. Accordingly, a retiring director who is re-elected or deemed to have been re-elected will continue in office without a break.

79	Election of two or more directors

A resolution for the election of two or more persons as directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it, and any resolution moved in contravention of this provision shall be void.

80	Nomination of director for election

80.1	No person shall be eligible for election as a director at any general meeting unless he is a director retiring at the meeting pursuant to article 77; or is recommended by the directors for election; or not less than seven nor more than 42 days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the office notice in writing signed or authenticated in accordance with article 130 by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed or authenticated in accordance with article 130 by the person to be proposed of his willingness to be elected.

80.2	The company shall be under no duty to give to its members notice of an intention to propose a person as director pursuant to a notice given in accordance with this article.

81	Election or appointment of additional director

The company may by ordinary resolution elect any person eligible for election to be a director, either to fill a casual vacancy or as an additional director, but the total number of directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these articles.

82	Vacation of office

The office of a director shall be vacated in any of the following events:

82.1	if he shall become prohibited by law from acting as a director;

82.2	if he shall resign by writing left at the office or by delivery to the chairman or any deputy chairman or the secretary or if he shall in writing offer to resign and the directors shall resolve to accept such offer;

82.3	if he shall have a bankruptcy order made against him or shall compound with his creditors generally or shall apply to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that act or any similar order or process under the laws of any relevant jurisdiction;

82.4	if an order shall be made by any court claiming jurisdiction on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

82.5	if he shall be absent from meetings of the directors for six months without leave and the directors shall resolve that his office be vacated; or

82.6	if a notice in writing is served upon him personally or at the address registered with the company in accordance with the Companies Act 2006 or at his residential address provided to the company, signed by not less than three-quarters of the directors for the time being to the effect that his office as director shall on receipt (or deemed receipt) of such notice be vacated. The signatures need not be on a single document and, for the avoidance of doubt, fax signatures shall be valid for the purposes hereof.

83	Removal of director

The company may, in accordance with and subject to the provisions of the statutes by ordinary resolution of which special notice has been given, remove any director from office (notwithstanding any provision of these articles or of any agreement between the company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement).

Meetings and proceedings of directors

84	Convening of meetings of directors

Subject to the provisions of these articles, the directors may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any director may, and the secretary at the request of a director shall, summon a meeting of the directors. It shall not be necessary to give notice of a meeting of directors to any director for the time being absent from the United Kingdom. A notice calling the meeting of the directors may be given to a director by telephone or by notice in writing (in the case of a written notice, delivered to him in person or sent to him at his last known address, or such other address, if any, as may for the time being be notified by him or on his behalf to the company for that purpose), and each director shall, on appointment, be taken to have agreed to the giving of notices in any such manner. Any director may waive notice of any meeting and any such waiver may be retroactive.

85	Quorum

Subject to article 89, the quorum necessary for the transaction of business of the directors may be fixed from time to time by the directors and unless so fixed at any other number shall be four. A meeting of the directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the directors.

86	Video conference and telephone meetings

86.1	The directors, and any committee of the directors, may meet by way of a video conference or conference telephone or similar equipment designed to allow everybody to take part in the meeting; or by way of a series of video conferences or telephone calls from the chairman of the meeting. Participation in this way shall be treated as being present at the meeting.

86.2	A meeting which takes place by a series of video conference calls or telephone calls from the chairman shall be treated as taking place where the chairman is. In other cases,

meetings shall be treated as taking place where the largest group of the participants are or, if there is no such group, where the chairman is.

87	Chairman

87.1	The directors may elect from their number a chairman and a deputy chairman (or two or more deputy chairmen) and determine the period for which each is to hold office. If no chairman or deputy chairman shall have been appointed or if at any meeting of the directors no chairman or deputy chairman shall be present within five minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.

87.2	If at any time there is more than one deputy chairman, the right in the absence of the chairman to preside at a meeting of the directors or of the company shall be determined as between the deputy chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the directors.

88	Casting vote

Questions arising at any meeting of the directors shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

89	Number of directors below minimum

The continuing directors may act notwithstanding any vacancies, but if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these articles the continuing directors or director may act for the purpose of filling such vacancies or of summoning general meetings, but not for any other purpose. If there be no directors or director able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

90	Directors’ written resolutions

90.1	A directors’ written resolution is adopted when all the directors entitled to vote on such resolution have:

90.1.1	signed one or more copies of it, or

90.1.2	otherwise indicated their agreement to it in writing.

90.2	A directors’ written resolution is not adopted if the number of directors who have signed it is less than the quorum for directors’ meetings.

90.3	Once a directors’ written resolution has been adopted, it must be treated as if it had been a resolution passed at a directors’ meeting in accordance with the articles.

91	Validity of proceedings

All acts done by any meeting of directors, or of any committee or sub-committee of the directors, or by any person acting as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the company, notwithstanding that there was some defect in the appointment of any director or any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or member of the committee or sub-committee and had been entitled to vote.

Directors’ interests

92	Authorisation of directors’ interests

92.1	For the purposes of section 175 of the Companies Act 2006, the directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a director under that section to avoid a situation in which he has, or can have, a direct or indirect interest[2] that conflicts, or possibly may conflict, with the interests of the company.

92.2	Authorisation of a matter under this article shall be effective only if:

92.2.1	the matter in question shall have been proposed in writing for consideration at a meeting of the directors, in accordance with the board’s normal procedures or in such other manner as the directors may determine;

92.2.2	any requirement as to the quorum at the meeting of the directors at which the matter is considered is met without counting the director in question and any other interested director (together the “interested directors”); and

92.2.3	the matter was agreed to without the interested directors voting or would have been agreed to if the votes of the interested directors had not been counted.

92.3	Any authorisation of a matter under this article shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

92.4	Any authorisation of a matter under this article shall be subject to such conditions or limitations as the directors may determine, whether at the time such authorisation is given or subsequently, and may be terminated by the directors at any time. A director shall comply with any obligations imposed on him by the directors pursuant to any such authorisation.

92.5	A director shall not, save as otherwise agreed by him, be accountable to the company for any benefit which he (or a person connected with him) derives from any matter authorised by the directors under this article and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

93	Directors may have interests

93.1	Subject to compliance with article 93.2, a director, notwithstanding his office, may have an interest of the following kind:

93.1.1	where a director (or a person connected with him) is a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in any relevant company;

[2]	Neither the duty in s.175(1), nor the authorisation procedure under s.175(5), applies to a conflict of interest arising in relation to a transaction or arrangement with the company. The disclosure and approval provisions of articles 93 and 94 are intended to deal with such conflicts.

93.1.2	where a director (or a person connected with him) is a party to, or otherwise interested in, any contract, transaction or arrangement with a relevant company, or in which the company is otherwise interested;

93.1.3	where the director (or a person connected with him) acts (or any firm of which he is a partner, employee or member acts) in a professional capacity for any relevant company (other than as auditor) whether or not he or it is remunerated therefor;

93.1.4	an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

93.1.5	an interest, or a transaction or arrangement giving rise to an interest, of which the director is not aware;

93.1.6	any matter authorised under article 92.1; or

93.1.7	any other interest authorised by shareholder resolution.

No authorisation under article 92 shall be necessary in respect of any such interest.

93.2	The director shall declare the nature and extent of any interest permitted under article 93.1, and not falling within article 93.3, at a meeting of the directors or in the manner set out in section 184 or 185 of the Companies Act 2006.

93.3	No declaration of an interest shall be required by a director in relation to an interest:

93.3.1	falling within articles 93.1.4, 93.1.5 or 93.1.6;

93.3.2	if, or to the extent that, the other directors are already aware of such interest (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware); or

93.3.3	if, or to the extent that, it concerns the terms of his service contract (as defined in section 227 of the Companies Act 2006) that have been or are to be considered by a meeting of the directors, or by a committee of directors appointed for the purpose under these articles.

93.4	A director shall not, save as otherwise agreed by him, be accountable to the company for any benefit which he (or a person connected with him) derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any relevant company or for such remuneration, each as referred to in article 93.1, and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

93.5	For the purposes of this article, “relevant company” shall mean:

93.5.1	the company;

93.5.2	a subsidiary undertaking of the company;

93.5.3	any holding company of the company or a subsidiary undertaking of any such holding company;

93.5.4	any body corporate promoted by the company; or

93.5.5	any body corporate in which the company is otherwise interested.

94	Restrictions on quorum and voting

94.1	Save as provided in this article, and whether or not the interest is one which is authorised pursuant to article 92 or permitted under article 93, a director shall not be entitled to vote on any resolution in respect of any contract, transaction or arrangement, or any other proposal, in which he (or a person connected with him) is interested. Any vote of a director in respect of a matter where he is not entitled to vote shall be disregarded.

94.2	A director shall not be counted in the quorum for a meeting of the directors in relation to any resolution on which he is not entitled to vote.

94.3	Subject to the provisions of the statutes, a director shall be entitled to vote, and be counted in the quorum, in respect of any resolution concerning any contract, transaction or arrangement, or any other proposal:

94.3.1	in which he has an interest of which he is not aware;

94.3.2	in which he has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

94.3.3	in which he has an interest only by virtue of interests in shares, debentures or other securities of the company, or by reason of any other interest in or through the company;

94.3.4	which involves the giving of any security, guarantee or indemnity to the director or any other person in respect of (i) money lent or obligations incurred by him or by any other person at the request of or for the benefit of the company or any of its subsidiary undertakings; or (ii) a debt or other obligation of the company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

94.3.5	concerning an offer of shares or debentures or other securities of or by the company or any of its subsidiary undertakings (i) in which offer he is or may be entitled to participate as a holder of securities; or (ii) in the underwriting or sub-underwriting of which he is to participate;

94.3.6	concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor, employee or otherwise, provided that he (together with persons connected with him) is not the holder of, or beneficially interested in, one per cent or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of the relevant body corporate;

94.3.7	relating to an arrangement for the benefit of the employees or former employees of the company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;

94.3.8	concerning the purchase or maintenance by the company of insurance for any liability for the benefit of directors or for the benefit of persons who include directors;

94.3.9	concerning the giving of indemnities in favour of directors;

94.3.10	concerning the funding of expenditure by any director or directors on (i) defending criminal, civil or regulatory proceedings or actions against him or them, (ii) in connection with an application to the court for relief, or (iii) defending him or them in any regulatory investigations;

94.3.11	doing anything to enable any director or directors to avoid incurring expenditure as described in article 94.3.10; and

94.3.12	in respect of which his interest, or the interest of directors generally, has been authorised by ordinary resolution.

94.4	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more directors to offices or employments with the company (or any body corporate in which the company is interested), the proposals may be divided and considered in relation to each director separately. In such case, each of the directors concerned (if not debarred from voting under article 94.3.6) shall be entitled to vote, and be counted in the quorum, in respect of each resolution except that concerning his own appointment or the fixing or variation of the terms thereof.

94.5	If a question arises at any time as to whether any interest of a director prevents him from voting, or being counted in the quorum, under this article, and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive, except in a case where the nature or extent of the interest of such director (so far as is known to him) has not been fairly disclosed. If any such question shall arise in respect of the chairman of the meeting, the question shall be decided by resolution of the directors and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the directors.

95	Confidential information

95.1	Subject to article 95.2, if a director, otherwise than by virtue of his position as director, receives information in respect of which he owes a duty of confidentiality to a person other than the company, he shall not be required:

95.1.1	to disclose such information to the company or to the directors, or to any director, officer or employee of the company; or

95.1.2	otherwise to use or apply such confidential information for the purpose of or in connection with the performance of his duties as a director.

95.2	Where such duty of confidentiality arises out of a situation in which the director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the company, article 95.1 shall apply only if the conflict arises out of a matter which has been authorised under article 92 above or falls within article 93 above.

95.3	This article is without prejudice to any equitable principle or rule of law which may excuse or release the director from disclosing information, in circumstances where disclosure may otherwise be required under this article.

96	Directors’ interests – general

96.1	For the purposes of articles 92 to 96:

96.1.1	an interest of a person who is connected with a director shall be treated as an interest of the director; and

96.1.2	section 252 of the Companies Act 2006 shall determine whether a person is connected with a director.

96.2	Where a director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the director may, and shall if so requested by the directors, take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the directors for the purpose of or in connection with the situation or matter in question, including without limitation:

96.2.1	absenting himself from any meetings of the directors at which the relevant situation or matter falls to be considered; and

96.2.2	not reviewing documents or information made available to the directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for him to have access to such documents or information.

96.3	The company may by ordinary resolution ratify any contract, transaction or arrangement, or other proposal, not properly authorised by reason of a contravention of any provisions of articles 92 to 96.

Committees of the directors

97	Appointment and constitution of committees

97.1	The directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the directors) to committees.

97.2	Any such committee shall, unless the directors otherwise resolve, have power to sub-delegate to sub-committees or to any person any of the powers or discretions delegated to it. Any such committee or sub-committee shall consist of one or more directors only. Insofar as any such power or discretion is delegated to a committee or sub-committee, any reference in these articles to the exercise by the directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee or sub-committee.

97.3	Any committee or sub-committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the directors.

98	Proceedings of committee meetings

The meetings and proceedings of any such committee or sub-committee consisting of two or more persons shall be governed, with such changes as are appropriate, by the provisions of these articles regulating the meetings and proceedings of the directors, so far as the same are not superseded by any regulations made by the directors under article 97.

Powers of directors

99	General powers

The business and affairs of the company shall be managed by the directors, who may exercise all such powers of the company as are not by the statutes or by these articles required to be exercised by the company in general meeting, subject to these articles, to the provisions of the statutes and to such regulations as may be prescribed by special resolution of the company, but no regulation so made by the company shall invalidate any prior act of the directors which would have been valid if such regulation had not been made. The general powers given by this article shall not be limited or restricted by any special authority or power given to the directors by any other article.

100	Local boards

The directors may establish any local boards or agencies for managing any of the affairs of the company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the directors may think fit, and the directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

101	Appointment of attorney

The directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit. The directors may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

102	Signature on cheques etc.

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the directors shall from time to time by resolution determine.

Secretary

103	Secretary

The secretary shall be appointed by the directors on such terms and for such period as they may think fit. Any secretary so appointed may at any time be removed from office by the directors, but without prejudice to any claim for damages for breach of any contract of service between him and the company. If thought fit, two or more persons may be appointed as joint secretaries. In the absence of the secretary or during such times as the position is vacant, a person or persons appointed or acting as deputy secretary or assistant secretary may perform all of the duties required under these articles and the statutes.

The seal

104	The seal

104.1	The directors shall provide for the safe custody of the seal and any securities seal. The securities seal shall be used only for sealing securities issued by the company and documents creating or evidencing securities so issued.

104.2	Every instrument to which the seal or the securities seal shall be affixed (other than a certificate for or evidencing shares issued by the company, or debentures or other securities (including options) issued by the company in respect of which the provisions of article 11 shall also apply) shall be signed autographically by:

104.2.1	one director and the secretary; or

104.2.2	one director in the presence of a witness; or

104.2.3	2 directors; or

104.2.4	any person or persons authorised by a resolution of the directors or of a committee duly authorised in that behalf,

in favour of any purchaser or person dealing in good faith with the company, such signatures shall be conclusive evidence of the fact that the seal has been properly affixed.

104.3	Subject to the statutes, the company may dispense with the use of a seal, either generally or in respect of any particular category of document, at the discretion of the directors. Whether or not use of a seal has been so dispensed with, a document signed in accordance with article 104.2 and expressed (in whatever form of words) to be executed by the company as a deed shall have the same effect as if executed under seal. Any document so executed by the company which makes it clear that it is intended to operate as a deed shall have effect upon delivery as a deed.

104.4	The company may exercise the powers conferred by the statutes with regard to having an official seal for use abroad and such powers shall be vested in the directors.

Authentication of documents

105	Authentication of documents

105.1	Any director or the secretary or any person appointed by the directors for the purpose shall have power to authenticate any document affecting the constitution of the company and any resolution passed at a general meeting or at a meeting of the directors or any committee, and any book, record, document or account relating to the business of the company, and to certify copies thereof or extracts therefrom as true copies or extracts. Where any book, record, document or account is elsewhere than at the office, the local manager or other officer of the company having the custody thereof shall be deemed to be a person appointed by the directors as aforesaid.

105.2	A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

Reserves

106	Establishment of reserves

The directors may from time to time set aside out of the profits of the company and carry to reserve such sums as they think proper which, at the discretion of the directors, shall be applicable for any purpose to which the profits of the company may properly be applied, and pending such application may either be employed in the business of the company or be invested. The directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the directors shall comply with the provisions of the statutes.

107	Business bought as from past date

Subject to the provisions of the statutes, where any asset, business or property is bought by the company as from a past date, the profits and losses thereof as from such date may at the discretion of the directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

Dividends

108	Dividends

The company may by ordinary resolution declare dividends but no such dividend shall exceed the amount recommended by the directors.

109	Fixed, interim and other dividends

If and so far as in the opinion of the directors the profits of the company justify such payments, the directors:

109.1	may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof; and

109.2	may also from time to time pay dividends (interim or otherwise) on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

Provided the directors act in good faith, they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or equally with those shares, of any such fixed, interim or other dividend as aforesaid.

110	Distribution in specie

The company may upon the recommendation of the directors by ordinary resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

111	Ranking of shares for dividend

111.1	Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this article, no amount paid on a share in advance of calls shall be treated as paid on the share.

111.2	The limited voting shares shall not confer any right upon the holders thereof to participate in any distribution of the profits of the company by way of dividend but for the purposes of article 119 and of any other provision contained in these articles, the limited voting shares shall be deemed to confer rights and interests in the profits equally with the holders of ordinary shares according to the amounts paid up on such limited voting shares and ordinary shares respectively, otherwise than in advance of calls.

112	Manner of payment of dividends and other moneys

112.1	Subject to article 112.2, any dividend or other moneys payable on or in respect of a share shall be paid to the member as at the relevant record date or to such other person as the member may in writing direct. Such dividend or other moneys may be paid:

112.1.1	by cheque, warrant, order or similar financial instrument sent by post to and payable to or to the order of the member;

112.1.2	by inter-bank transfer or other electronic means direct to such account as the member shall in writing (or by means of such other authorisation as the directors may determine) direct;

112.1.3	using the facilities of a relevant system; or

112.1.4	by such other method of payment as the member may agree to.

Every such cheque, warrant or order shall be sent at the risk of the person or persons entitled to the money represented thereby, and payment of a cheque, warrant or order by the banker upon whom it is drawn, and any transfer or payment within article 112.1.2, 112.1.3 or 112.1.4, shall be a good discharge to the company.

112.2	For the purposes of this article 112, where a share is held by joint holders:

112.2.1	in the case of instructions to pay a person other than the joint holders, any such instructions shall require the written signature or other authorisation as the directors may determine of all such joint holders; but

112.2.2	otherwise, all payments shall be made to all such joint holders (any cheque, warrant or order being drawn in favour of all such joint holders and sent to the person first named in the register).

112.3	Subject to the provisions of these articles and to the rights attaching to any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency or currencies as the directors may determine, using such exchange rate or rates for currency conversions as the directors may select.

113	Joint holders

If two or more persons are registered as joint holders of or entitled jointly to any share, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

114	No interest on dividends

No dividend or other moneys payable on or in respect of a share shall bear interest as against the company.

115	Retention of dividends

The directors may:

115.1	deduct from any dividend or other moneys payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the company on account of calls or otherwise in relation to shares of the company;

115.2	deduct from any dividend or other moneys payable to any member on or in respect of a share any taxes charges imposts penalties or statutory or regulatory fines or levies imposed on the company by virtue of that member’s status under the securities laws or other laws in any jurisdiction; and

115.3	retain the dividends payable upon shares in respect of which any person is under articles 36 to 39 inclusive entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

116	Unclaimed dividends and other moneys

116.1	Subject to articles 116.2 and 116.3, where any dividends or other moneys payable to a member or person entitled by law to such dividends or other moneys have not been cashed or claimed by such member or person entitled by law to such dividends or other moneys, the company can invest such dividends or other moneys or use them in any other manner for the company’s benefit until they are cashed or claimed by the relevant member or person entitled by law to such dividends or other moneys. The company shall not be a trustee of such dividends or other moneys and shall not be liable to pay interest on such dividends or other moneys.

116.2	Any dividends or other moneys payable to a member or person entitled by law to such dividends or other moneys that have not been cashed or claimed by such member or person entitled by law to such dividends or other moneys after a period of 12 years from the date on which such dividend was declared or such other moneys became due for payment shall be forfeited and shall revert to the company. The company shall not be liable in any respect, nor be required to account, to the relevant member or person entitled by law to such dividends or other moneys and the company shall be entitled to use such dividends or other moneys for the company’s benefit in any manner that the directors may from time to time think fit.

116.3	If the company sells shares in accordance with article 40, any dividend or other moneys that have not been cashed or claimed by a member or person entitled by law to such dividends or other moneys shall revert to the company when such shares are sold. The company shall be entitled to use such uncashed or unclaimed dividends or other moneys for the company’s benefit in any manner that the directors may from time to time think fit.

117	Waiver of dividend

The waiver in whole or in part (in excess of 0.1p per share) of any dividend on any share by any document (whether or not executed as a deed) shall be effective only if such document is signed or authenticated in accordance with article 130 by the shareholder or, in the case of joint shareholders, all of them and delivered to the company and if or to the extent that the same is accepted as such or acted upon by the company.

118	Share alternative

118.1	Subject as hereinafter provided, the directors may, in writing, offer to ordinary shareholders the right to receive, instead of dividend (or part thereof), an allotment of new ordinary shares credited as fully paid.

118.2	The directors shall not make such an offer unless so authorised by an ordinary resolution passed at any general meeting, which authority may extend to dividends declared or paid prior to the fifth following annual general meeting, but no further.

118.3	The directors may either offer such rights of election in respect of the next dividend (or part thereof) proposed to be paid; or may offer such rights of election in respect of that dividend and all subsequent dividends, until such time as the election is revoked; or may allow shareholders to make an election in either form.

118.4	The basis of allotment on each occasion shall be determined by the directors so that, as nearly as may be considered convenient, the value of the ordinary shares to be allotted instead of any amount of dividend shall equal such amount. For such purpose, the value of an ordinary share shall be the average of the middle market quotations of an ordinary share on the London stock exchange, as derived from the daily official list, on each of the first five business days on which the ordinary shares are quoted “ex” the relevant dividend.

118.5	If the directors determine to offer such right of election on any occasion, they shall give notice to the ordinary shareholders of such right and shall issue forms of election and shall specify the procedures to be followed in order to exercise such right. There shall be no need to give such notice to a shareholder who has previously made, and has not revoked, an earlier election to receive ordinary shares instead of all future dividends, but the directors shall send him a reminder that he has made such an election, indicating how that election may be revoked in time for the next dividend proposed to be paid.

118.6	On each occasion the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on ordinary shares in respect whereof the share election has been duly exercised and has not been revoked (the “elected ordinary shares”), and instead thereof additional shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment determined as aforesaid. For such purpose, the directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or profit and loss account as the directors may determine, a sum equal to the aggregate nominal amount of additional ordinary shares to be allotted on that occasion on such basis and shall apply the same in paying up in full the appropriate number of new ordinary shares for allotment and distribution to and amongst the holders of the elected ordinary shares on such basis.

118.7	The additional ordinary shares so allotted on any occasion shall rank equally in all respects with the fully-paid ordinary shares in issue, on the record date for the relevant dividend, save only as regards participation in the relevant dividend.

118.8	Article 119 shall apply with such changes as are appropriate to any capitalisation made pursuant to this article.

118.9	No fraction of an ordinary share shall be allotted. The directors may make such provision as they think fit for any fractional entitlements including, without limitation, provision whereby, in whole or in part:

118.9.1	the benefit thereof accrues to the company; and/or

118.9.2	fractional entitlements are accrued and/or retained, and in either case accumulated, on behalf of any ordinary shareholder.

118.10	The directors may on any occasion determine that rights of election shall not be made available to any ordinary shareholders with registered addresses in any territory where the directors have not been assured to their satisfaction that, in the absence of a registration statement or other special formalities, the circulation of an offer of rights of election would be lawful, or where the directors consider that circulation would be impractical in view of legal, regulatory or practical problems applicable in any such territory, and in such event the provisions aforesaid shall be read and construed subject to such determination.

118.11	In relation to any particular proposed dividend, the directors may in their absolute discretion decide:

118.11.1	that ordinary shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend; or

118.11.2	at any time prior to the allotment of the ordinary shares which would otherwise be allotted instead thereof, that all elections to take shares instead of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

Capitalisation of profits and reserves

119	Capitalisation of profits and reserves

119.1	The directors may, with the sanction of an ordinary resolution of the company, capitalise any sum standing to the credit of any of the company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of its profit and loss account.

119.2	Such capitalisation shall be effected by appropriating such sum to the holders of limited voting shares and ordinary shares on the register at the close of business on the date of the resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of limited voting shares and ordinary shares (pro rata to the amount paid up thereon) and applying such sum on their behalf:

119.2.1	in paying up in full new limited voting shares and ordinary shares respectively (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, new shares of any other class) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid;

119.2.2	in or towards paying up amounts for the time being unpaid on any shares held by such holders (otherwise than by application of any sum standing to the credit of share premium account, capital reserve or other undistributable reserve); or

119.2.3	subject as provided in article 119.2.2, partly in one way and partly in another.

119.3	The directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the company rather than to the members concerned). The directors may authorise any person to enter on behalf of all the members interested into an agreement with the company providing for any such capitalisation and matters incidental thereto, and any agreement made under such authority shall be effective and binding on all concerned.

Accounts

120	Accounting records

Accounting records sufficient to show and explain the company’s transactions and otherwise complying with the statutes shall be kept at the office, or at such other place as the directors think fit, and shall always be open to inspection by the officers of the company. Subject as aforesaid, no member of the company or other person shall have any right of inspecting any account or book or document of the company except as conferred by statute or ordered by a court or authorised by the directors.

121	Copies of accounts for members

121.1	Subject as provided in article 121.2, a copy of the company’s annual accounts and report which are to be laid before a general meeting of the company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than 21 days before the date of the meeting be sent to every member of the company and to every other person who is entitled to receive notices of meetings from the company under the provisions of the statutes or of these articles.

121.2	Article 121.1 shall not require a copy of these documents to be sent to:

121.2.1	any member to whom a summary financial statement is sent in accordance with the statutes;

121.2.2	more than one of joint holders; or

121.2.3	any person of whose address the company is not aware,

but any member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the office.

Auditors

122	Validity of auditor’s acts

Subject to the provisions of the statutes, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

123	Auditor’s right to attend general meetings

An auditor shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns him as auditor.

Communication with members

124	Service of documents and information

124.1	The company may, subject to and in accordance with the Companies Act 2006 and these articles, send or supply all types of documents or information to members by electronic means, and/or by making such documents or information available on a website.

124.2	The company communication provisions have effect for the purposes of any provision of the statutes or these articles that authorises or requires documents to be sent or supplied by or to the company.

124.3	Any document or information (including a share certificate) which is sent or supplied by the company in hard copy form or in electronic form but to be delivered other than by electronic means and/or by means of a website and which is sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient at the expiration of:

124.3.1	24 hours where first class post is employed;

124.3.2	48 hours where second class post is employed; or

124.3.3	7 days where any other form of post is employed,

in each case after the time it was posted, and in proving such receipt it shall be sufficient to show that such document or information was properly addressed, pre-paid and posted.

124.4	Any document or information (other than a share certificate) which is sent or supplied by the company by electronic means shall be deemed to have been received by the intended recipient:

124.4.1	where the document or information is sent or supplied by fax, at the time it was sent or supplied; or

124.4.2	where the document or information is sent or supplied by any other electronic means, 48 hours after the time it was sent or supplied,

and in proving such receipt it shall be sufficient to show that such document or information was properly addressed.

124.5	Any document or information which is sent or supplied by the company by means of a website shall be deemed to have been received when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

124.6	The accidental failure to send, or the non-receipt by any person entitled to, any document relating to any meeting or other proceeding shall not invalidate the relevant meeting or proceeding.

124.7	The provisions of this article shall have effect in place of the company communications provisions relating to deemed delivery of documents or information by the company.

125	Service of notices

Any notice to be given to or by any person pursuant to these articles shall be in writing or made available on the company’s website or other website authorised by the company, except that notice calling the meeting of the directors may be given as provided for in article 84.

126	Joint holders

126.1	Anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the register in respect of the share.

126.2	Any document or information which is authorised or required to be sent or supplied to joint holders of a share may be sent or supplied to the joint holder whose name stands first in the register in respect of the share, to the exclusion of the other joint holders.

126.3	The provisions of this article shall have effect in place of the company communications provisions regarding joint holders of shares.

127	Incapacitated members

127.1	A person who claims to be entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall supply to the company:

127.1.1	such evidence as the directors may reasonably require to show his title to the share; and

127.1.2	an address at which notices may be sent or supplied to such person,

whereupon he shall be entitled to have sent or supplied to him at such address any document to which the said member would have been entitled. Any document so sent or supplied shall for all purposes be deemed to be duly sent or supplied to all persons interested (whether jointly with or as claiming through or under him) in the share.

127.2	Save as provided by article 127.1, any document or information sent or supplied to the address of any member pursuant to these articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the company has notice of his death or bankruptcy or liquidation, be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder.

127.3	The provisions of this article shall have effect in place of the company communications provisions regarding the death or bankruptcy of a holder of shares in the company.

128	Overseas members

Subject to the statutes, a member who (having no registered address within the United Kingdom) has not supplied to the company an address within the United Kingdom for the service of documents shall not be entitled to receive documents from the company other than cheques, warrants, orders or similar financial instruments in respect of dividends, instalments of interest and other amounts payable.

129	Suspension of postal services

129.1	If at any time, by reason of the suspension, restriction or curtailment of postal services within the United Kingdom, the company is unable to distribute the accounts of the company or give notice by post in hard copy form of a general meeting, such notice shall be deemed to have been given to all members entitled to receive such notice in hard copy form if such notice is advertised in at least two national newspapers and such notice shall be deemed to have been given on the day when the advertisement appears (or first appears). In any such case, the company may still, where applicable, serve notice by electronic means and/or by making such notice available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment thereof.

129.2	The company shall at all times between the date of publication of such advertisement and the meeting to which it relates make any relevant documents, available for collection and inspection during normal business hours at the office and the head office of the company and also at such places in Edinburgh and the City of London as shall be stated in such advertisement.

130	Signing or authentication of documents sent by electronic means

Where these articles require a document to be signed or authenticated by a member or other person then any document sent or supplied in electronic form is sufficiently authenticated in any manner authorised by the company communications provisions or in such other manner approved by the directors. The directors may designate mechanisms for validating any such document, and any such document not so validated by use of such mechanisms shall be deemed not to have been received by the company.

131	Statutory provisions as to notices

Nothing in any of articles 124 to 130 inclusive shall affect any provision of these articles or the statutes that require or permit any particular notice or other document to be sent or supplied in any particular manner.

Winding up

132	Directors’ power to petition

The directors shall have power in the name and on behalf of the company to present a petition to the court for the company to be wound up.

133	Return of capital and winding up

133.1	On a return of capital, whether in a winding up or a reduction of capital or otherwise:

133.1.1	the ordinary shares and the limited voting shares shall rank equally in all respects; and

133.1.2	the preference shares will be entitled to the rights attached to them on issue.

133.2	If the company shall be wound up (whether the liquidation is voluntary, under supervision, or by the court), the liquidator may, with the authority of a shareholder resolution, divide among the members in specie or kind the whole or any part of the assets of the company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds. The liquidator may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with the like authority shall think fit, and the liquidation of the company may be closed and the company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

Destruction of documents

134	Destruction of documents

Subject to compliance with the rules (as defined in the CREST regulations) applicable to shares of the company in uncertificated form, the company shall be entitled to destroy:

134.1	all instruments of transfer or other documents which have been registered or on the basis of which registration was made, at any time after the expiry of six years from the date of registration thereof;

134.2	all dividend mandates and notifications of change of address including forms or other documents created after notification by telephone, fax or electronic means and/or by means of a website, at any time after the expiry of two years from the date of recording thereof; and

134.3	all share certificates which have been cancelled, at any time after the expiry of one year from the date of the cancellation thereof.

134.4	For the purposes of articles 134.1 to 134.3, it shall conclusively be presumed in favour of the company that:

134.4.1	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

134.4.2	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

134.4.3	every share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

134.4.4	every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the company, provided that:

(i)	all such provisions shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(ii)	nothing herein contained shall be construed as imposing upon the company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the company in the absence of this article;

(iii)	any document referred to above may, subject to the statutes, be destroyed before the end of the relevant period so long as a copy of such document (whether made electronically, by microfilm, by digital imaging or by any other means) has been made and is retained until the end of the relevant period; and

(iv)	references herein to the destruction of any document include references to the disposal thereof in any manner.

Directors’ liabilities

135	Indemnity

135.1	Subject to the provisions of, and so far as may be permitted by and consistent with, the statutes, any person who is or was at any time a director, officer, employee or trustee of the company or of any associated company or organisation may be indemnified by the company out of its own funds against:

135.1.1	any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the company or any associated company or organisation; and

135.1.2	any other liability incurred by or attaching to him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or offices.

135.2	Where any such person is indemnified against any liability in accordance with article 135.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

136	Insurance

Without prejudice to article 135 above, the directors shall have power to purchase and maintain insurance for or for the benefit of any person who is or was at any time a director, officer, employee or trustee of the company or of any associated company or organisation, including insurance against any liability incurred by or attaching to him in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or offices in relation to the company or any associated company or organisation, (and all costs, charges, losses, expenses and liabilities incurred by him in relation thereto).

137	Defence expenditure

137.1	Subject to the provisions of, and so far as may be permitted by and consistent with, the statutes, the company:

137.1.1	may provide any person who is or was at any time a director, officer, employee or trustee of the company or of any associated company or organisation with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by him in relation to the company or any associated company or organisation or in connection with any application for relief from liability under the statutes; and

137.1.2	may do anything to enable any such a person to avoid incurring such expenditure.

137.2	Subject to the provisions of, and so far as may be permitted by and consistent with, the statutes, the company:

137.2.1	may provide any person who is or was at any time a director, officer, employee or trustee of the company or of any associated company or organisation with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or any associated company or organisation; and

137.2.2	may do anything to enable any such a person to avoid incurring such expenditure.

137.3	For the purpose of articles 135 to 137 an “associated company or organisation” is any company or other body, whether or not incorporated, (i) which is the company’s holding company; or (ii) in which the company or its holding company or any of the predecessors of the company or of such holding company has any interest whether direct or indirect; or (iii) which is in any way allied to or associated with the company or its holding company or any of the predecessors of the company or of such holding company (including any pension fund or employees’ share scheme in which any employees of the company or of any associated company or organisation are interested and any company acting as trustee for such pension fund or share scheme); or (iv) which is a subsidiary undertaking of any person mentioned in (iii) or (v) to which directors, officers, employees or trustees of the company or of any subsidiary undertaking or any holding company of the company are permitted by the company or any subsidiary undertaking or any holding company of the company to lend their services; and “person” shall include any natural person, partnership, other unincorporated association or body corporate.

Liability of members

138	Liability of members

The liability of each member is limited to the amount (if any) for the time being unpaid on the shares held by that member.

Provision for employees on cessation of business

139	Provision for employees or ex-employees

The directors may make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries (other than a director, former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

Table of contents of the Lloyds Banking Group plc articles of association

Article		Page

Preliminary		1

1	Table A not to apply	1

2	Interpretation	1

Share capital		4

3	Limited voting shares and preference shares	4

4	Fractions arising on consolidation or subdivision	6

5	Reduction of capital	7

Shares		7

6	Shares and special rights	7

7	Commissions on issue of shares	7

8	Renunciation of allotment	7

9	Trust etc. interests not recognised	7

Share certificates		8

10	Issue of share certificates	8

11	Form of share certificate	8

12	Joint holders	8

13	Replacement of share certificates	8

Calls on shares		9

14	Power to make calls	9

15	Liability for calls	9

16	Interest on overdue amounts	9

17	Other sums due on shares	9

18	Power to differentiate between holders	9

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19	Payment of calls in advance	9

Forfeiture and lien		10

20	Notice on failure to pay a call	10

21	Forfeiture for non-compliance	10

22	Disposal of forfeited shares	10

23	Holder to remain liable despite forfeiture	10

24	Lien on partly-paid shares	11

25	Sale of shares subject to lien	11

26	Proceeds of sale of shares subject to lien	11

27	Evidence of forfeiture	11

Variation of rights		11

28	Manner of variation of rights	11

29	Matters not constituting variation of rights	12

Transfer of shares		12

30	Form of transfer	12

31	Balance certificate	12

32	Right to refuse registration	13

33	No fee on registration	14

34	Branch register	14

35	Further provisions on shares in uncertificated form	14

Transmission of shares		14

36	Persons entitled on death	14

37	Election by persons entitled by transmission	14

38	Refusal of registration on transmission	15

39	Rights of persons entitled by transmission	15

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Untraced shareholders		15

40	Untraced shareholders	15

General meetings		16

41	Annual general meetings	16

42	Convening of general meetings	17

Notice of general meetings		17

43	Notice of general meetings	17

44	Contents of notice of general meetings	17

Proceedings at general meetings		18

45	Chairman	18

46	Security and other arrangements at meetings	18

47	Meeting in different places	18

48	Quorum	19

49	Lack of quorum	19

50	Adjournment	19

51	Notice of adjourned meeting	20

52	Amendments to resolutions	20

Polls		20

53	Demand for poll	20

54	Procedure on a poll	21

55	Voting on a poll	21

56	Timing of poll	21

Votes of members		21

57	Votes attaching to shares	21

58	Votes of joint holders	22

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59	Restriction on voting in particular circumstances	22

60	Voting by guardian	24

61	Validity and result of vote	24

Proxies and corporate representatives		24

62	Appointment of proxies	24

63	Multiple proxies	24

64	Form of proxy	24

65	Deposit of form of proxy	25

66	Rights of proxy	26

67	Termination of proxy’s authority	26

68	Corporations acting by representatives	27

Directors		27

69	Number of directors	27

70	Share qualification	27

71	Directors’ fees	27

72	Additional remuneration of directors	27

73	Directors’ expenses, pension and other benefits	28

74	Appointment and retirement of directors	28

75	Appointment of executive directors	28

76	Powers of executive directors	28

Appointment and retirement of directors generally		28

77	Retirement at annual general meetings	28

78	Re-election of retiring director	28

79	Election of 2 or more directors	29

80	Nomination of director for election	29

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81	Election or appointment of additional director	29

82	Vacation of office	29

83	Removal of director	30

Meetings and proceedings of directors		30

84	Convening of meetings of directors	30

85	Quorum	30

86	Video conference and telephone meetings	30

87	Chairman	31

88	Casting vote	31

89	Number of directors below minimum	31

90	Directors’ written resolutions	31

91	Validity of proceedings	31

Directors’ interests		32

92	Authorisation of directors’ interests	32

93	Directors may have interests	32

94	Restrictions on quorum and voting	34

95	Confidential information	35

96	Directors’ interests – general	35

Committees of the directors		36

97	Appointment and constitution of committees	36

98	Proceedings of committee meetings	36

Powers of directors		37

99	General powers	37

100	Local boards	37

101	Appointment of attorney	37

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102	Signature on cheques etc.	37

Secretary		38

103	Secretary	38

The seal		38

104	The seal	38

Authentication of documents		39

105	Authentication of documents	39

Reserves		39

106	Establishment of reserves	39

107	Business bought as from past date	39

Dividends		39

108	Dividends	39

109	Fixed, interim and other dividends	40

110	Distribution in specie	40

111	Ranking of shares for dividend	40

112	Manner of payment of dividends and other moneys	40

113	Joint holders	41

114	No interest on dividends	41

115	Retention of dividends	41

116	Unclaimed dividends and other moneys	42

117	Waiver of dividend	42

118	Share alternative	42

Capitalisation of profits and reserves		44

119	Capitalisation of profits and reserves	44

Accounts		44

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120	Accounting records	44

121	Copies of accounts for members	45

Auditors		45

122	Validity of auditor’s acts	45

123	Auditor’s right to attend general meetings	45

Communication with members		45

124	Service of documents and information	45

125	Service of notices	46

126	Joint holders	46

127	Incapacitated members	47

128	Overseas members	47

129	Suspension of postal services	47

130	Signing or authentication of documents sent by electronic means	48

131	Statutory provisions as to notices	48

Winding up		48

132	Directors’ power to petition	48

133	Return of capital and winding up	48

Destruction of documents		49

134	Destruction of documents	49

Directors’ liabilities		50

135	Indemnity	50

136	Insurance	50

137	Defence expenditure	50

Liability of members		51

138	Liability of members	51

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Provision for employees on cessation of business		51

139	Provision for employees or ex-employees	51

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